UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2021, Sugar Rush, Inc., a Nevada corporation and wholly owned subsidiary of Sugarmade, Inc., a Delaware corporation (referred to herein together as the “Company”) entered into a Common Share Purchase Agreement (the “Agreement”) with Nug Avenue, Inc., a California corporation (the “Seller”). The Seller provides services pertaining to the licensed and regulated delivery of cannabis out of Lynwood, California, serving primarily the greater Los Angeles Metropolitan area (the “Lynwood Operations”).

Pursuant to the Agreement, and subject to the satisfaction of the conditions as set forth therein, the Company agreed to purchase a seventy percent (70%) stake in the Seller’s Lynwood Operations for a purchase price of five hundred sixty thousand dollars ($560,000) (the “Stake Purchase”). Pursuant to the Agreement, the parties agreed that the Stake Purchase will entitle the Company to receive 70% of the revenues and profits generated by the Seller from its Lynwood Operations starting from February 8, 2021 (the “Effective Date”). Under the terms of the Agreement, the Company agreed to make periodic payments to the Seller to satisfy the $560,000 purchase price over a twelve (12) month period beginning on the Effective Date. Pursuant to the Agreement, the parties agreed that the $560,000 resulting from the Stake Purchase is to be used by the Seller for the expansion of business opportunities for the Lynwood Operations.

Further, pursuant to the Agreement, the Seller agreed to grant the Company an option to invest in all future business opportunities of the Seller pertaining to any and all legal and regulated cannabis business operations. The Seller and the Company agreed to negotiate a formal agreement for this option within ninety (90) days of the Effective Date. Further, pursuant to the Agreement, Seller agreed to grant the Company unlimited participation rights in any future financings of the Seller, and to negotiate a formal agreement for such participation rights to be entered into by the Seller and the Company within ninety (90) days of the Effective Date.

The closing (the “Closing”) of the Stake Purchase and other transactions contemplated in the Agreement (collectively, the “Transactions”) was subject to certain customary closing conditions, such as, but not limited to, approval of the Transactions contemplated in the Agreement by the Company’s board of directors, there being no material adverse change in the business of the Seller between the Effective Date and the date of the Closing, and there being no prohibition against the proposed Transactions in the Agreement.

On February 9, 2021 (the “Closing Date”), the Closing occurred, and the Company acquired a 70% stake in the Seller’s Lynwood Operations pursuant to the terms of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As disclosed in Item 1.01, the Company acquired a 70% stake in the Seller’s Lynwood Operations in exchange for $560,000 pursuant to the Agreement. The disclosure in Item 1.01 hereof relating to the Agreement is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed in Item 1.01, pursuant to the Agreement, the Company agreed to pay to the Seller $560,000 over a twelve (12) month period beginning on the Effective Date. The disclosure in Item 1.01 hereof relating to the Agreement is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On February 12, 2021, the Company issued a press release announcing the Closing of the Agreement and the Company’s acquisition of 70% of the Seller’s Lynwood Operations. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document
10.1*	Common Share Purchase Agreement dated February 8, 2021.
99.1*	Press release of the registrant dated February 11, 2021.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: February 12, 2021	By:	/s/ Jimmy Chan
	Name:	Jimmy Chan
	Title:	Chief Executive Officer and Chief Financial Officer